Exhibit 10.4
REVOLVING NOTE

$6,000,000.00	Minneapolis, Minnesota
August 29, 2007

     For value received, the undersigned, Zareba Systems, Inc., a Minnesota corporation (“Systems”) and Zareba Security, Inc., a Minnesota corporation (“Security”) (Systems and Security are hereinafter individually and collectively referred to as the “Borrower”), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of JPMorgan Chase Bank, N.A., a national banking association, its successors and assigns (the “Lender”), at its office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million and 00/100 Dollars ($6,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (as defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Revolving Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing hereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.
     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Loan Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey Mathiesen
Jeffrey Mathiesen
Its: Chief Financial Officer

ZAREBA SECURITY, INC.
By:	/s/ Jeffrey Mathiesen
Jeffrey Mathiesen
Its: Chief Financial Officer